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                                                                   EXHIBIT 10.36

                        SEPARATION AGREEMENT AND RELEASE

      This Separation Agreement and Release is between RUSSELL W. ALLEN, a resident of Montgomery County, Texas (the "Employee"), and CARRIAGE SERVICES, INC., a Delaware corporation (the "Company").

      The Employee and the Company agree as follows:

      1. The Employee's full-time employment with the Company and/or one or more of its subsidiaries (the Company, together with its subsidiaries, being hereafter collectively referred to as "Carriage") will terminate effective as of December 31, 2000 (the "Transition Date") by the voluntary resignation of the Employee. The Employee shall be entitled to receive all base compensation, benefits and accrued vacation through the Transition Date.

      2. Provided the Employee does not revoke this Agreement as provided in
Section 16 hereof, the Company shall pay the Employee a total $60,000.00, less applicable withholdings (the "Severance Payments"). Subject to the Company's receipt from the Employee of a properly completed and signed Non-Revocation Statement in the form attached as Exhibit A hereto (the "Non-Revocation Statement"), the Severance Payments shall be paid to the Employee commencing with the first payroll period in January 2001 and shall continue thereafter through the last payroll period in April 2001 until all of the Severance Payments have been paid in full.

      3. Simultaneously with the parties' execution of this Agreement, the Company and the Employee are entering into a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), under which the Company is purchasing from the Employee 46,392 shares of the Company's Class A Common Stock, in consideration for the partial release of the Employee's debt to the Company. The parties understand that the Stock Purchase Agreement shall not become
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effective until the Company's receipt of the properly completed and signed
Non-Revocation Statement, and in the event that the Employee revokes this Agreement pursuant to Section 16 hereof, the Stock Purchase Agreement shall thereupon become void ab initio as if never entered into.

      4. In consideration for the Severance Payments, and for the further consideration of the other commitments made by the Company herein and under the Stock Purchase Agreement, the Employee hereby discharges and releases Carriage and Carriage's stockholders, directors, officers, employees, agents, successors and assigns (collectively, "Released Parties") from any claim, demand, and/or cause of action whatsoever, whether vicarious, derivative, or direct, presently known or unknown, whether sounding in contract, tort or otherwise, under common law or by statute or regulation, that is based upon facts arising prior to the date hereof with respect to any matter or action related to the Employee's employment with, termination from, and/or affiliation with Carriage, or in connection with any statements made or actions taken in connection with such employment relationship or its termination, including, but not limited to, any claims under the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1964 (Title VII), as amended, the Civil Rights Act of 1991, the Pregnancy Discrimination Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Security Act of 1974, the Americans With Disabilities Act of 1990, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Worker Adjustment and Retraining Notification Act of 1988, the Texas Commission on Human Rights Act, the Texas Wage Payment Statute or the Texas Labor Code, all as amended and in effect on the date hereof, and all claims based on the existence of any contract; breach of any duty or covenant of good faith and fair dealing; slander; defamation; invasion of privacy; detrimental reliance; intentional or negligent infliction of emotional distress; duress; promissory estoppel; negligent misrepresentation; intentional misrepresentation or fraud; assault; battery; conspiracy; negligent hiring, retention, or supervision; any alleged act of harassment or intimidation or any other claim arising under employment-related statutes, laws, rules and regulations.

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      5. This Agreement is not a suggestion of or an admission of any wrongdoing or liability on the part of any party. The Employee does not waive any rights or claims that may arise after the date hereof.

      6. This Agreement supersedes and extinguishes the Executive Employment Agreement between the parties dated November 8, 1999 ("Prior Employment Agreement"), as well as any other employment agreement and/or bonus or incentive compensation plan or arrangement, if any, entered into between the Employee and Carriage. Without limiting the generality of the foregoing, the restrictive covenants contained in Paragraph 6 of the Prior Employment Agreement shall terminate upon effectiveness of this Agreement, provided that the Employee agrees that from the date hereof through December 31, 2001, he will not, without the consent of the Company's Chief Executive Officer, cause or induce any executive-level employee of the Company to leave the Company to accept employment elsewhere. Notwithstanding the foregoing, Paragraph 5 of the Prior Employment Agreement - Covenant of Secrecy, shall survive such termination and continue in effect thereafter.

      7. The Company has heretofore tendered his resignation as an executive officer of the Company effective November 3, 2000, which was accepted by the Board of Directors. Simultaneously with the parties' execution of this Agreement, the Employee shall tender his resignation, effective as of the Transition Date, as an officer of any other Carriage entity of which he is presently an officer.

      8. The Employee agrees and covenants not to sue or participate in any suit, charge or proceeding of any kind against Carriage or any of the other Released Parties, based upon any claim, demand, and/or cause of action whatsoever, presently known or unknown, that is based upon facts arising prior to the date hereof with respect to any matter or action related to the Employee's employment, termination from, and/or affiliation with Carriage, or in connection with any statements made or actions taken in connection with such employment relationship or its termination.

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      9. Group health insurance benefits will continue only through the
Transition Date. After the Transition Date, the Employee is entitled to continue the Employee's group health insurance coverage at his own expense, in accordance with applicable law.

      10. The Employee hereby agrees for the consideration exchanged herein that he will not file any requests for unemployment compensation benefits.

      11. The Employee agrees not to disclose or cause to be disclosed the terms of this Agreement, or the fact that this Agreement exists, except to the Employee's attorneys and/or tax advisors or to the extent otherwise required by law.

      12. This Agreement contains the entire agreement between the Employee and the Company and cannot be changed, modified, or amended without a written agreement signed by the Employee and the Company.

      13. This Agreement is made and shall be enforced pursuant to the laws of the State of Texas.

      14. Should any part of this Agreement be found to be void, that determination will not affect the remainder of the Agreement.

      15. The offer made by the Company herein will expire at 12:01 a.m. on the forty-fifth day following the date of the offer made herein. The Employee may accept this offer at any time prior to the expiration by signing this Agreement.

      16. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence, economic or otherwise. The Employee acknowledges that he has read and fully understands the terms of this Agreement, has been advised to consult with an attorney before executing this Agreement, and the Severance Payments constitute recited in Section are in excess of that to which the Employee might otherwise be entitled to receive from the Company. The Employee represents that he has been given up to forty-five (45) days to consider the terms of the separation as described herein. Following the date of this Agreement, the Employee shall have a

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period of seven (7) days to revoke this Agreement by delivering to the Company, at its address shown opposite its signature below, a written notice revoking this Agreement and specifically referring to the right to do so under this
Section 16. If the Employee desires not to so revoke, the Employee will deliver the Non-Revocation Notice after expiration of such seven-day period. Failure to deliver any notice within such seven-day period shall constitute a lapse of the Employee's right to revoke, but the Company's obligation to pay the Severance Payments shall nonetheless remain subject to receipt from the Employee of the signed Non-Revocation Statement. If the Employee revokes this Agreement as aforesaid, the Employee shall forfeit all rights hereunder, including any right to receive the Severance Payments. In addition, in the event of such revocation
(i) the Stock Purchase Agreement shall be rendered void ab initio as if never entered into, and (ii) the provisions of the Prior Employment Agreement (including Paragraph 6 - Restrictive Covenants) shall thereupon be reinstated.

Address:


                                            ____________________________________
11301 Lake Forest Drive                     RUSSELL W. ALLEN
Conroe, Texas  77384

                                            ____________________________________
                                            Date


1900 St. James Place - 4th Floor            CARRIAGE SERVICES, INC.
Houston, Texas   77056


                                            By:_________________________________
                                               Melvin C. Payne, Chief Executive
                                               Officer

                                            ____________________________________
                                            Date


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                                                                       EXHIBIT A

                            NON-REVOCATION STATEMENT

      I, RUSSELL W. ALLEN, acknowledge that at least seven (7) days has expired since the execution of the Separation Agreement and Release between me and Carriage Services, Inc., a Delaware corporation, on the _____ day of ___________, 2000, and I knowingly and voluntarily elect not to revoke this Separation Agreement and Release.

      EXECUTED this ____ day of ______________________, 2000.


                                        ________________________________________
                                        RUSSELL W. ALLEN